Exhibit Number 99.1

Investor Contact:	Thomas J. Aaron Executive Vice President and Chief Financial Officer (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. PREVIEWS

SECOND QUARTER 2017 OPERATING RESULTS

FRANKLIN, Tenn. (July 26, 2017) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced preliminary financial and operating results for the three months ended June 30, 2017. These results are based on information available to management as of the date of this press release and are subject to revision upon finalization of the Company’s quarterly accounting and financial reporting procedures.

Financial and statistical data for 2016 include the following in operating results through the effective date of each respective transaction:

•	On April 29, 2016, the Company completed the spin-off of Quorum Health Corporation (“QHC”), comprised of 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management advisory and consulting services to non-affiliated hospitals. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in the comparable period in 2016.

•	On April 29, 2016, the Company sold its unconsolidated minority equity interests in Valley Health System, LLC and Summerlin Hospital Medical Center, LLC, both joint ventures with Universal Health Systems, Inc. comprising a total of five hospitals in Las Vegas, Nevada.

•	On December 31, 2016, the Company sold an 80% majority ownership interest in its home care division to a subsidiary of Almost Family, Inc. Same-store operating results exclude the home care division in the comparable period in 2016.

•	On May 1, 2017, the Company sold 11 hospitals as part of its ongoing portfolio rationalization efforts. Same-store operating results exclude the results of these hospitals divested in 2017 and the comparable period in 2016. An additional nine hospitals were sold effective June 30, 2017 and July 1, 2017. Actual and same-store operating results include the results of these hospitals in 2017 and the comparable period in 2016.

The Company anticipates net operating revenues for the three months ended June 30, 2017, will be approximately $4.144 billion, compared with $4.590 billion for the same period in 2016. Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three months ended June 30, 2017, is expected to be approximately $(131) million, or $(1.17) per share (diluted), compared with a loss of $(1.431) billion, or $(12.90) per share (diluted) for the three months ended June 30, 2016. Net loss attributable to Community Health Systems, Inc. common stockholders is expected to be approximately $(137) million, or $(1.22) per share (diluted) for the three months ended June 30, 2017, compared with $(1.432) billion, or $(12.91) per share (diluted) for the same period in 2016. Adjusted EBITDA for the three months ended June 30, 2017, is expected to be approximately $435 million, compared with $563 million for the same period in 2016.

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CYH Previews Second Quarter 2017 Results

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The anticipated results for the three months ended June 30, 2017, include a loss of $(0.77) per share (diluted) related to impairment and (gain) loss on sale of businesses, loss of $(0.06) per share (diluted) from early extinguishment of debt, loss of $(0.04) per share (diluted) related to government and other legal settlements, loss of $(0.01) per share (diluted) related to employee termination benefits and other restructuring charges, and loss of $(0.04) per share (diluted) related to expense from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. Excluding these items, the Company anticipates the loss from continuing operations attributable to Community Health Systems, Inc. common stockholders to be a loss of $(0.25) per share (diluted) for the three months ended June 30, 2017.

Net cash provided by operating activities for the three months ended June 30, 2017, is expected to be approximately $261 million, with total net cash provided by operating activities for the six months ended June 30, 2017 expected to be approximately $503 million. This compares with $338 million for the three months ended June 30, 2016, and $632 million for the six months ended June 30, 2016.

The consolidated operating results for the three months ended June 30, 2017, reflect a 10.8 percent decrease in total admissions and an 11.2 percent decrease in total adjusted admissions, compared with the same period in 2016. On a same-store basis, both admissions and adjusted admissions decreased 2.5 percent during the three months ended June 30, 2017, compared with the same period in 2016. On a same-store basis, net operating revenues decreased 0.7 percent during the three months ended June 30, 2017, compared with the same period in 2016.

Same-store consolidated salaries and benefits expense is expected to decrease as a percentage of consolidated net operating revenues from 46.3 percent for the three months ended June 30, 2016, to approximately 46.2 percent for the three months ended June 30, 2017. Same-store consolidated supplies expense as a percentage of consolidated net operating revenues is expected to be unchanged at 16.9 percent for both of the three months ended June 30, 2017 and June 30, 2016. Same-store consolidated other operating expenses are expected to increase as a percentage of consolidated net operating revenues from 22.2 percent for the three months ended June 30, 2016, to approximately 24.0 percent for the three months ended June 30, 2017.

The lower than anticipated results were primarily caused by lower than expected volume and the resulting lower net operating revenues. The results were also impacted by increases in medical specialist fees, purchased services and information systems expense.

The Company completed its divestitures of one hospital on June 30, 2017 and eight hospitals on July 1, 2017, bringing its total completed divestitures to 20, out of the previously announced 30 hospitals subject to definitive agreements. The Company expects to complete the sale of the remaining 10 hospitals subject to definitive agreements by September 30, 2017.

In addition to the previously announced divestiture of 30 hospitals, the Company continues to receive interest from acquirers for certain of its hospitals. The Company is pursuing this interest for sale transactions involving hospitals with a combined total of at least $1.5 billion in annual net revenue and combined mid-single digit Adjusted EBITDA margins.

The Company is also providing a preliminary update to its 2017 annual guidance for Adjusted EBITDA to reflect changes to projected consolidated operating results for the year ending December 31, 2017, as such guidance was previously reflected in the Company’s earnings release issued on May 1, 2017. Adjusted EBITDA for 2017 is now anticipated to be $1.825 billion to $2.000 billion. Same-store hospital annual adjusted admissions for 2017 are now anticipated to decline between (2.0) percent and (1.0) percent. The Company anticipates providing a complete update to its 2017 annual guidance and reporting its complete financial results for the three and six months ended June 30, 2017, on August 1, 2017, followed by a live earnings call at 10:00 am Central, 11:00 am Eastern, on August 2, 2017.

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CYH Previews Second Quarter 2017 Results

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About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 137 affiliated hospitals in 21 states with an aggregate of approximately 22,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

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CYH Previews Second Quarter 2017 Results

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	the impact of the potential repeal of or significant changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting our business;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges, which may be affected by whether a sufficient number of payors participate as well as the impact of the 2016 federal elections on the Affordable Care Act;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Previews Second Quarter 2017 Results

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•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments to the extent such payments have not expired;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all (including to realize the anticipated amount of proceeds from contemplated dispositions), the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The Company cautions that the preliminary results for the three months ended June 30, 2017 set forth in this press release are given as of the date hereof based on information currently available to management and are subject to revision upon finalization of the Company’s quarterly accounting and financial reporting procedures. The expected consolidated operating results for the three months ended June 30, 2017 are not necessarily indicative of the results that may be experienced for any future periods. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Previews Second Quarter 2017 Results

July 26, 2017

Information on Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, (income) expense related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, and expense (income) from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. This is the initial period in which the Company has incurred a significant amount of and included an adjustment for employee termination benefits and other restructuring charges in Adjusted EBITDA. The Company has included this adjustment (and intends to continue including this adjustment on a prospective basis) based on its belief that such expense, which may differ significantly between periods in a manner not correlated with the Company’s ongoing operational performance, is consistent with management’s intended use of Adjusted EBITDA to assess the Company’s results of operations and compare operating results between periods. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary targets used to determine short-term cash incentive compensation. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the senior secured credit facility (although Adjusted EBITDA does not include all of the adjustments described in the senior secured credit facility).

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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CYH Previews Second Quarter 2017 Results

July 26, 2017

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended June 30,
	2017	2016
Net loss attributable to Community Health Systems, Inc. stockholders	$(137)	$(1,432)
Adjustments:
Provision for income taxes	(15)	(138)
Depreciation and amortization	223	276
Net income attributable to noncontrolling interests	15	26
Loss from discontinued operations	6	1
Interest expense, net	239	246
Loss from early extinguishment of debt	10	30
Impairment and (gain) loss on sale of businesses, net	80	1,639
Gain on sale of investments in unconsolidated affiliates	—	(94)
Expense (income) from government and other legal settlements and related costs	7	—
Expense (income) from fair value adjustments and legal expenses related to cases covered by the CVR	5	(1)
Expenses related to the spin-off of QHC	—	10
Expenses related to employee termination benefits and other restructuring charges	2	—

Adjusted EBITDA	$435	$563

The expected numbers for the period ended June 30, 2017, in the reconciliation chart set forth above are given as of the date hereof based on information currently available to management and are subject to revision upon finalization of the Company’s quarterly accounting and financial reporting procedures.

A reconciliation of the Company’s projected 2017 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, will be included in the complete updated 2017 projections provided with its August 1, 2017 press release announcing second quarter 2017 results.

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